UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 3, 2006

Date of Report (Date of earliest event reported)

Medistem Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-100137	86-1047317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

2027 East Cedar Street, Suite 102, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                           (954) 727-3662

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 5, 2006, Medistem Laboratories, Inc., a Nevada corporation (“Medistem”), issued a press release announcing the appointment of Steven M. Rivers as its Chief Financial Officer. The appointment is effective as of July 3, 2006. The full text Medistem’s press release is attached hereto as Exhibit 99.1.

Prior to joining Medistem, Mr. Rivers, age 35, was co-founder of Rivers & Moorehead PLLC, an internal controls, accounting and financial reporting consulting firm he co-founded in 2004. From 2000 to 2004, Mr. Rivers worked for ON Semiconductor Corporation in various positions including Controller.

Effective July 3, 2006, Medistem entered into an Employment Agreement with Mr. Rivers in which Mr. Rivers agreed to serve as the Chief Financial Officer of Medistem. Under Mr. Rivers' agreement, he will receive an annual base salary of $110,000 and will devote at least 50% of his time to Medistem and no more than 50% of his time to Rivers & Moorehead, PLLC.

Mr. Rivers' agreement also provides for discretionary bonus payments commensurate with bonuses paid to other senior executives of Medistem. If Mr. Rivers' agreement is terminated without Cause (as defined in the agreement), he will be entitled to receive accrued and vesting benefits up to the date of termination and will have 90 days from the date of termination to exercise any vested but unexercised options existing as of the termination date. The foregoing description is only a summary of, and is qualified in its entirety by reference to, the employment agreement, which Medistem will file with its next periodic report.

Under an Incentive Stock Option Agreement, Medistem granted Mr. Rivers stock options to purchase 720,000 shares of common stock of Medistem, with such options vesting over three years. The first 33% will vest on the first anniversary of the agreement, the second 33% on the second anniversary of the agreement and the remaining 33% will vest on the third anniversary of the agreement. The exercise price for the options was determined by the closing market price of the common stock on the day before the grant. The foregoing description is only a summary of, and is qualified in its entirety by reference to, the Incentive Stock Option Agreement, which Medistem will file with its next periodic report.

In connection with the employment agreement, Medistem and Mr. Rivers also entered into an Indemnification Agreement which contains provisions that may require Medistem to, among other things: indemnify Mr. Rivers against liabilities that may arise by reason of his status or service as an officer to the fullest extent permitted under Nevada law and Medistem’s bylaws and certificate of incorporation and advance Mr. Rivers' expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description is only a summary of, and is qualified in its entirety by reference to, the Indemnification Agreement, which Medistem will file with its next periodic report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release regarding appointment, dated July 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDISTEM LABORATORIES, INC.

Date: July 5, 2006	By: /s/ Neil H. Riordan
Name: Neil H. Riordan Title: Chief Executive Officer and President

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